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                                                                 EXECUTION COPY
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                           --------------------------------
                             AGREEMENT AND PLAN OF MERGER
                           --------------------------------




                                  MADE BY AND AMONG

                                TRAMMELL CROW COMPANY,
                              a Texas close corporation,

                                TRAMMEL CROW COMPANY,
                               a Delaware corporation,

                                TCC MERGER SUB, INC.,
                               a Delaware corporation,

                            CROW FAMILY PARTNERSHIP, L.P.

                                         and

                                 J. MCDONALD WILLIAMS



                                TO BE EFFECTIVE AS OF
                                   AUGUST 22, 1997



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

                             AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 22, 1997, is made by and among Trammell Crow Company, a Texas close corporation ("Texas TCC"), Trammell Crow Company, a Delaware corporation ("Delaware TCC"), TCC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Delaware TCC ("Merger Sub"), Crow Family Partnership, L.P. ("Crow Family") and J. McDonald Williams. Texas TCC and Merger Sub are hereinafter collectively referred to as the "Constituent Corporations."

                                PRELIMINARY STATEMENTS

    A. The respective Boards of Directors of Texas TCC and Merger Sub have approved the merger of Merger Sub with and into Texas TCC, with Texas TCC being the surviving corporation (the "Merger"). The respective Boards of Directors of Texas TCC, Delaware TCC and Merger Sub have determined that it is in their respective best interests and in the best interests of their respective stockholders for the Merger to be effected upon the terms and subject to the conditions set forth in this Agreement.

    B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall also be treated as a transfer of stock of Texas TCC from the shareholders of Texas TCC to Delaware TCC in exchange for shares of capital stock of Delaware TCC that, when considered together with the transfer by Crow Family or its designee of certain intangible property to Delaware TCC in exchange for shares of capital stock of Delaware TCC pursuant to the Trade Name License Agreement (as defined herein), and the transfer of the proceeds of the Initial Public Offering (as defined herein) to Delaware TCC in exchange for shares of capital stock of Delaware TCC, constitutes a transaction described in Section 351 of the Code. This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-1(c).

    C. In connection with the Merger, Texas TCC, Delaware TCC and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                      AGREEMENTS

    NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                      ARTICLE I

                                CERTAIN DEFINED TERMS

    As used in this Agreement, the following terms have the meanings set forth below:

    "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Texas TCC.

    "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Texas TCC.

    "Class C Common Stock" means the Class C Common Stock, par value $0.01 per share, of Texas TCC.

    "Class D Common Stock" means the Class D Common Stock, par value $0.01 per share, of Texas TCC.

    "Class E Common Stock" means the Class E Common Stock, par value $0.01 per share, of Texas TCC.

    "Class A Conversion Number" means a number to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the product of the Class A Conversion Number multiplied by the number of shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall equal 18.05% of the Post-Merger Shares Outstanding.

    "Class B Conversion Number" means a number to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the product of the Class B Conversion Number multiplied by the number of shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall equal 4.9% of the Post-Merger Shares Outstanding.

    "Class C Conversion Number" means a number to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the product of the Class C Conversion Number multiplied by the number of shares of Class C Common Stock issued and outstanding immediately prior to the Effective Time shall equal 19.85% of the Post-Merger Shares Outstanding.

    "Class D Conversion Number" means a number to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the product of the Class D Conversion Number multiplied by the number of shares of Class D Common Stock issued and outstanding immediately prior to the Effective Time shall equal 0.53% of the Post-Merger Shares Outstanding.

    "Class E Conversion Number" means a number to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the product of the Class E Conversion Number multiplied by the number of shares of Class E Common Stock issued and outstanding immediately prior to the Effective Time, shall equal 48.41% of the Post-Merger Shares Outstanding.

    "Common Stock" means the Common Stock, par value $0.01 per share, of Delaware TCC.

    "Doppelt" means Doppelt & Company, an Ohio corporation.

    "Doppelt Acquisition" means the acquisition of substantially all of the assets of Doppelt by TCRS pursuant to the Acquisition Agreement dated as of August 15, 1997, among Texas TCC, TCRS, Doppelt & Company and Jeffrey J. Doppelt.

    "Doppelt Note" means the $6,000,000 Subordinated Promissory Note of Texas TCC dated August 22, 1997 payable to the order of Doppelt.

    "Doppelt Shares" means a number of shares of Common Stock equal to the quotient obtained when (i) $6,000,000 is divided by (ii) the price per share at which Common Stock is sold to the public in the Initial Public Offering, without giving any effect to underwriters' discounts or commissions.

    "Effective Time" has the meaning set forth in Section 2.1.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Final Prospectus" means the prospectus which is a part of the Registration Statement and is to be delivered to potential purchasers of Common Stock in connection with the Initial Public Offering.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Initial Public Offering" means the initial public offering of shares of Common Stock by Delaware TCC to be effected immediately following the consummation of the Merger and the other transactions contemplated in this Agreement.

    "Material Adverse Effect" means, with respect to any Person, the occurrence of any event, condition, circumstance or fact that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, conditions, results of operations, assets or liabilities of such Person and its Subsidiaries, if any, taken as a whole.

    "Merger" has the meaning set forth in the first Preliminary Statement of this Agreement.

    "Option" has the meaning set forth in Section 3.1(h).

    "Person" or "person" means any individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other legal entity or government, political subdivision, agency or instrumentality of a government.

    "Post-Merger Shares Outstanding" means the number of shares of Common Stock to be issued and outstanding after giving effect to the issuance of the Trade Name Shares and the conversion into Common Stock of all shares of Texas TCC Capital Stock issued and outstanding immediately prior to the Effective Time, as contemplated in Section 3.1; provided, however, that "Post-Merger Shares Outstanding" shall not be deemed to include any shares of Common Stock which may be issued or issuable (i) in exchange for the Doppelt Note as contemplated in
Section 4.6, (ii) upon the exercise of any Option, or (iii) in connection with the Initial Public Offering.

    "Post-IPO Shares Outstanding" means the number of shares of Common Stock to be issued and outstanding after giving effect to: (i) the issuance of the Trade Name Shares, (ii) the conversion into Common Stock of all shares of Texas TCC Capital Stock issued and outstanding immediately prior to the Effective Time, as contemplated in Section 3.1, (iii) the issuance of the Doppelt Shares, (iv) the issuance of all shares of Common Stock reserved for issuance upon the exercise of an Option, and (v) the issuance of shares of Common Stock in the Initial Public Offering.

    "Registration Statement" means the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the Initial Public Offering, as the same may be amended or supplemented after the date of its original filing.

    "Securities Act" means the Securities Act of 1933.

    "Shareholder Approval" means the approval, by the holders of 70% or more of the shares of each class of Texas TCC Capital Stock, of the Merger, the termination of the Texas TCC Shareholders Agreement and any other matters which require the approval of the Shareholders of Texas TCC in order to consummate the transactions contemplated in this Agreement.

    "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated of unincorporated, of which: (i) such Person or any other Subsidiary of such Person is a general partner; or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of such Person's Subsidiaries.

    "TCRS" means Trammell Crow Retail Services, Inc., a Delaware corporation and a wholly-owned subsidiary of Texas TCC.

    "Texas TCC Capital Stock" means the collective reference to Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock.

    "Texas TCC Capital Stock Equivalents" means, without duplication with any other Texas TCC Capital Stock or Texas TCC Capital Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into Texas TCC Capital Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

    "Texas TCC Shareholders Agreement" means the Fourth Amended and Restated Shareholders' Agreement for Trammell Crow Company effective as of August 26, 1996, by and among Texas TCC, Texas TCC's shareholders and such shareholders' respective spouses, as amended by the Authorization and Waiver effective as of August 26, 1996 between the Company and Crow Family and the Consent and Waiver effective as of August 26, 1996 among the Company, Crow Family, Crow Realty Investors, L.P. and Mill Creek Holdings, LTD.

    "Trade Name License Agreement" has the meaning set forth in Section 4.5(b).

    "Trade Name Shares" means a number of shares of Common Stock issued in exchange for the transfer of property under the Trade Name License Agreement to be agreed upon by Texas TCC and Delaware TCC at or prior to the Closing; provided, however, that the sum of 1,000 (which is the number of shares of Common Stock originally issued by Delaware TCC to Crow Family) and the number of Trade Name Shares shall equal 8.26% of the Post-Merger Shares Outstanding.

    "Underwriting Agreement" means the Underwriting Agreement, providing for a firm commitment underwriting, to be entered into among Delaware TCC and the managing underwriters of the Initial Public Offering.


                                      ARTICLE II

                          THE MERGER; CLOSING; OTHER ACTIONS
                              TO BE TAKEN AT THE CLOSING

    Section 2.1 MERGER. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (hereinafter defined), Merger Sub shall be merged with and into Texas TCC in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA") and the Delaware General Corporation Law (the "DGCL"). As soon as practicable at or after the closing of the Merger (the "Closing"), articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA (the "Articles of Merger"), shall be filed with the Texas Secretary of State, and a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") shall be filed with the Delaware Secretary of State. The Merger shall become effective at such time as is provided in the Articles of Merger and the Certificate of Merger, which time shall be on the date of Closing (the "Effective Time").

    Section 2.2    EFFECTS OF THE MERGER.

         (a)  At the Effective Time:

              (i) Merger Sub shall be merged with and into Texas TCC, the separate existence of Merger Sub shall cease and Texas TCC shall continue as the surviving corporation (for periods occurring after the Effective Time, Texas TCC is sometimes referred to herein as the "Surviving Corporation");

              (ii) the Articles of Incorporation of Texas TCC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that the Articles of Merger shall amend and restate Articles One and Four of the Articles of Incorporation of Texas TCC to read in their entirety as follows:

                                     "ARTICLE ONE

         The name of the corporation (the "Corporation") is Trammell Crow Company."

    and:

                                    "ARTICLE FOUR

         The title and number of shares of all classes of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock, par value $0.01 per share."

              (iii) pursuant to Article 12.21(3) of the Texas Close Corporation Law, Texas TCC shall terminate its status as a close corporation and shall be a corporation subject to the provisions of the TBCA.

              (iv) the Amended and Restated Bylaws attached hereto as EXHIBIT A shall be the Bylaws of the Surviving Corporation.

         (b) The initial directors and officers of the Surviving Corporation shall be the individuals identified on EXHIBIT B, each of whom shall hold the offices set forth opposite their respective names on EXHIBIT B, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

    Section 2.3 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations, or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                     ARTICLE III

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    Section 3.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any shares of Texas TCC Capital Stock or any shares of capital stock of Merger Sub:

         (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into the right to receive one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (b) CANCELLATION OF TEXAS TCC TREASURY STOCK AND DELAWARE TCC-OWNED TCC TEXAS STOCK. Each share of Texas TCC Capital Stock that is owned by Texas TCC as treasury stock and any shares of Texas TCC Capital Stock owned by Delaware TCC, Merger Sub or any other direct or indirect wholly owned Subsidiary of Texas TCC or Delaware TCC shall be canceled and retired and shall cease to exist, and no stock of Delaware TCC or the Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor.

         (c) CLASS A COMMON STOCK. Subject to the provisions of Section 3.2(e) hereof, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of shares of Common Stock equal to the Class A Conversion Number. All such shares of Class A Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Common Stock issued in consideration therefor upon surrender of such certificate in accordance with Section 3.2, without interest.

         (d)  CLASS B COMMON STOCK.  Subject to the provisions of Section
3.2(e) hereof, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of shares of Common Stock equal to the Class B Conversion Number. All such shares of Class B Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Common Stock issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

         (e) CLASS C COMMON STOCK. Subject to the provisions of Section 3.2(e) hereof, each share of Class C Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of shares of Common Stock equal to the Class C Conversion Number. All such shares of Class C Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Common Stock issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

         (f)  CLASS D COMMON STOCK.  Subject to the provisions of
Section 3.2(e) hereof, each share of Class D Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of shares of Common Stock equal to the Class D Conversion Number. All such shares of Class D Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Common Stock issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

         (g)  CLASS E COMMON STOCK.  Subject to the provisions of
Section 3.2(e) hereof, each share of Class E Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive a number of shares of Common Stock equal to the Class E Conversion Number. All such shares of Class E Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Common Stock issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

         (h) STOCK OPTIONS. At the Effective Time, each outstanding option (each, an "Option") to purchase Class E Common Stock that has been granted pursuant to Texas TCC's 1997 Stock Option Plan (the "Assumed Option Plan") shall be assumed by Delaware TCC. Each such Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option, a number of shares of Common Stock equal to the number of shares of Class E Common Stock purchasable pursuant to such Option multiplied by the Class E Conversion Number, at a price per share equal to the per-share exercise price for the shares of Common Stock purchasable pursuant to such Option divided by the Class E Conversion Number; PROVIDED, HOWEVER, that, unless otherwise provided in the applicable Option, the number of shares of Common Stock that may be purchased upon exercise of such Option shall not include any fractional share. Delaware TCC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 3.1(h).

         (i)  NO ADDITIONAL RIGHTS.  Except as set forth in Sections 3.1(h) and
4.6 or as otherwise agreed to by the parties,(i) the provisions of any Texas TCC Capital Stock Equivalent shall become null and void, and (ii) Texas TCC, Merger Sub, Delaware TCC and, from and after the Effective Time, the Surviving Corporation, shall use their respective best efforts to ensure that, following the Effective Time, no holder of Texas TCC Capital Stock Equivalents or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of Texas TCC, Merger Sub, Delaware TCC or any direct or indirect Subsidiary thereof.

    Section 3.2    EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. As of the Effective Time, the Surviving Corporation shall hold, for the benefit of the holders of shares of Texas TCC Capital Stock, the certificates representing the shares of Common Stock issuable at the Effective Time pursuant to Section 3.1 in exchange for outstanding shares of Texas TCC Capital Stock (the shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Surviving Corporation shall deliver the Common Stock contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

         (b) EXCHANGE PROCEDURES. Delivery of each certificate which, immediately prior to the Effective Time, represented outstanding shares of Texas TCC Capital Stock (each, a "Certificate"), shall be effected, and risk of loss and title to such Certificate shall pass, only upon surrender of the Certificate to the Surviving Corporation for cancellation. Upon surrender of a Certificate for cancellation to the Surviving Corporation, or to such other agent or agents as may be appointed by the Surviving Corporation, together with any other documents of transfer reasonably required by the Surviving Corporation,(i) the holder of the Certificate shall be entitled to receive a certificate representing that number of whole shares of Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 3.2(c); and (ii) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Texas TCC Capital Stock which is not registered in the transfer records of Texas TCC, a certificate representing the appropriate number of whole shares of Common Stock may be issued to a transferee if the Certificate representing such Texas TCC Capital Stock is presented to the Surviving Corporation accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. If any shares of Texas TCC Capital Stock have been pledged to Texas TCC by the holder thereof to secure the repayment by such holder of any obligation owed to Texas TCC, a certificate representing the appropriate number of whole shares of Common Stock may be issued if the Certificate representing such pledged shares of Texas TCC Capital Stock is presented to the Surviving Corporation accompanied by all documents which the Surviving Corporation requires to evidence the Surviving Corporation's continued security interest in the shares of Common Stock issued in exchange for the Certificate representing such Texas TCC Capital Stock, and the certificate so issued shall be pledged to the Surviving Corporation. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing whole shares of Common Stock, cash in lieu of fractional shares of Common Stock as contemplated in Section 3.2(e) and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 3.2(c). The Surviving Corporation shall not be entitled to vote or exercise any rights of ownership with respect to the Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

         (c) DISTRIBUTIONS WITH RESPECT TO SHARES HELD FOR EXCHANGE. No dividends or other distributions with respect to Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock the right to receive which is represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) until the holder of such Certificate surrenders such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest;(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Common Stock to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Common Stock.

         (d) NO FURTHER OWNERSHIP RIGHTS. All shares of Common Stock issued in exchange for shares of Texas TCC Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Texas TCC Capital Stock, subject to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time and which remain unpaid at the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of Texas TCC Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         (e) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III, and, except as provided in this Section 3.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and no such fractional share which such holder might otherwise have been entitled to receive shall entitle the owner thereof to vote or to any rights of a securityholder of Delaware TCC. In lieu of any fractional security, each holder of shares of Texas TCC Capital Stock who would otherwise have been entitled to a fraction of a share of Common Stock, upon the surrender of Certificates for exchange pursuant this Article III, will be paid an amount in cash (without interest) equal to the initial price at which shares of Common Stock are sold in the Initial Public Offering multiplied by a fraction equal to the portion of a whole share of Common Stock represented by such fractional share of Common Stock.

         (f) NO LIABILITY. None of Delaware TCC, Merger Sub, Texas TCC or the Surviving Corporation shall be liable to any holder of shares of Texas TCC Capital Stock for such portion of such shares of Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the

Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         (g) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the certificate representing that number of whole shares of Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 3.2(c).


                                      ARTICLE IV

                                    OTHER ACTIONS

    Section 4.1 STOCKHOLDER CONSENT. By its execution and delivery of this Agreement, Delaware TCC hereby consents (in its capacity as the sole stockholder of Merger Sub) to the approval of the Merger and to the Merger Agreement, and agrees that it will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Texas TCC.

    Section 4.2 STOCKHOLDERS AGREEMENT. Upon the terms and subject to the conditions set forth herein, Delaware TCC, Crow Family and J. McDonald Williams hereby covenant and agree with each other that at Closing they shall execute, deliver and enter into a Stockholders Agreement substantially in the form attached hereto as EXHIBIT C (the "Stockholders Agreement").

    Section 4.3 CROW FAMILY TERMINATION AGREEMENT. Upon the terms and subject to the conditions set forth herein, Texas TCC and Crow Family hereby covenant and agree with each other that at the Closing they shall execute, deliver and enter into a Termination and Release Agreement substantially in the form attached hereto as EXHIBIT D (the "Crow Family Termination Agreement").

    Section 4.4 WILLIAMS TERMINATION AGREEMENT. Upon the terms and subject to the conditions set forth herein, Texas TCC and J. McDonald Williams hereby covenant and agree with each other that at Closing they shall execute, deliver and enter into a Termination and Release Agreement substantially in the form attached hereto as EXHIBIT E (the "Williams Termination Agreement").

    Section 4.5 MATTERS RELATING TO TRADE NAME LICENSE. Crow Family and Delaware TCC hereby covenant and agree with each other and with Texas TCC that, upon the terms and subject to the conditions set forth herein and pursuant to
Section 351 of the Code, at the Closing and immediately prior to the Effective
Time:

         (a) ISSUANCE OF TRADE NAME SHARES. Delaware TCC shall issue to Crow Family or its designee, and Crow Family or its designee shall acquire from Delaware TCC, the

    Trade Name Shares, free and clear of all liens, security interests, claims, rights of another and encumbrances of any kind or character. Delaware TCC shall deliver to Crow Family or its designee at the Closing a share certificate representing the total number of Trade Name Shares to be acquired by Crow Family or such designee hereunder, executed by a duly authorized officer of Delaware TCC.

         (b) TRADE NAME LICENSE AGREEMENT. In consideration for the issuance of the Trade Name Shares at Closing, Crow Family hereby covenants and agrees with Delaware TCC and Texas TCC that at the Closing Crow Family shall, or Crow Family shall cause its designee to, transfer certain intangible property to Delaware TCC by executing, delivering and entering into a Trade Name License Agreement substantially in the form attached hereto as EXHIBIT F (the "Trade Name License Agreement").

    Section 4.6 DOPPELT SHARES. Upon the terms and subject to the conditions set forth herein, Delaware TCC hereby covenants and agrees with Texas TCC that at Closing and immediately following the Effective Time, Delaware TCC shall issue to Doppelt the Doppelt Shares, free and clear of all liens, security interests, claims, rights of another and encumbrances of any kind or character. Upon delivery to Delaware TCC of the Doppelt Note, Delaware TCC shall deliver to Doppelt a share certificate representing the total number of Doppelt Shares, executed by a duly authorized officer of Delaware TCC.

    Section 4.7 LONG-TERM INCENTIVE PLAN. Attached to this Agreement as EXHIBIT G is the Trammell Crow Company Long-Term Incentive Plan (the "Long-Term Incentive Plan"). By its execution and delivery of this Agreement, Crow Family, in its capacity as the sole stockholder of Delaware TCC, hereby consents to the adoption of the Long-Term Incentive Plan and agrees that it will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Texas TCC. Delaware TCC and Crow Family hereby agree that they shall not amend, modify, supplement or otherwise alter the Long-Term Incentive Plan without the prior written consent of Texas TCC. Delaware TCC hereby covenants and agrees with Texas TCC that at or prior to the Closing Delaware TCC will issue options to purchase a number of shares of Common Stock equal to 7.0% of the Post-IPO Shares Outstanding, in such incremental amounts and to such Eligible Individuals (as defined in the Long-Term Incentive Plan) as Texas TCC shall request in writing to Delaware TCC at or prior to Closing.

    Section 4.8 TAX COVENANTS. The parties to this Agreement agree that the Merger shall constitute a transfer of property by the shareholders of Texas TCC to Delaware TCC in exchange for shares of capital stock of Delaware TCC that, when considered together with the transfer by Crow Family or its designee of certain intangible property to Delaware TCC pursuant to the Trade Name License Agreement in exchange for shares of capital stock of Delaware TCC, and the transfer of the proceeds of the Initial Public Offering to Delaware TCC in exchange for shares of capital stock of Delaware TCC, constitutes a transaction described in Section 351 of the Code, and the parties to this Agreement agree and covenant to make all tax filings in a manner consistent with this
Section 4.8. Except as required by applicable law, no party to this Agreement shall take or cause to be taken any action which would prevent the Merger from qualifying as a reorganization pursuant to Section 368 of the Code or from qualifying as part of a series of transfers of property to Delaware

TCC in exchange for capital stock of Delaware TCC pursuant to Section 351 of the Code in the manner described in the preceding sentence.

    Section 4.9 CONDUCT OF BUSINESS BY DELAWARE TCC AND MERGER SUB PENDING THE MERGER. Each of Delaware TCC and Merger Sub hereby covenants and agrees with Texas TCC that, prior to the Effective Time, unless Texas TCC shall otherwise agree in writing, it shall not conduct any business activities other than those reasonably necessary to effect the Initial Public Offering, the Merger and the other transactions contemplated in this Agreement.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    Section 5.1 REPRESENTATIONS AND WARRANTIES OF DELAWARE TCC AND MERGER SUB. Delaware TCC and Merger Sub hereby jointly and severally represent and warrant to Texas TCC as follows:

         (a) ORGANIZATION, STANDING AND POWER. Each of Delaware TCC and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify or be in good standing either singly or in the aggregate, would have a Material Adverse Effect with respect to Delaware TCC. Each of Delaware TCC and Merger Sub has the corporate power to carry on its business as it is now being conducted

         (b) CAPITALIZATION. At the time of execution of this Agreement, the authorized capital stock of Delaware TCC consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. At the Effective Time, the number of issued and outstanding shares of Common Stock will be as described in the Final Prospectus, and all such issued and outstanding shares will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights. All of the issued and outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

         (c) AUTHORITY. Each of Delaware TCC and Merger Sub has all requisite corporate power and authority to enter into this Agreement and each other agreement, document and instrument required to be executed by it in accordance herewith, including, without limitation, each of the documents the forms of which are attached as Exhibits hereto (collectively, including this Agreement, the "Transaction Documents"), and to consummate the transactions contemplated hereby or thereby. The execution and delivery by Delaware TCC and Merger Sub of this Agreement and the other Transaction Documents to which they are to be parties, and the consummation by Delaware TCC and Merger Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Delaware TCC and Merger Sub. This Agreement has been, and at Closing each of the other Transaction Documents to which Delaware

TCC or Merger Sub is to be a party will be, duly executed and delivered by Delaware TCC and Merger Sub, and this Agreement constitutes, and upon execution and delivery thereof by Delaware TCC and Merger Sub, the other Transaction Documents to which Delaware TCC or Merger Sub is to be a party will constitute, the valid and binding obligations of each of Delaware TCC and Merger Sub, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Without limiting the other representations and warranties set forth in this Section 5.1(c), the Long-Term Incentive Plan has been unanimously approved by the members of Delaware TCC's Board of Directors and by each holder of Delaware TCC's capital stock entitled to vote on the approval of the Long-Term Incentive Plan.

         (d) NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery by Delaware TCC and Merger Sub of this Agreement and the other Transaction Documents to which they are parties do not, and the performance by Delaware TCC and Merger Sub, as applicable, of the transactions contemplated hereby and thereby will not, subject to making the filings and obtaining the consents, approvals, authorizations and permits described below,(i) violate, conflict with, or result in any breach of any provision of the certificates of incorporation or bylaws of Delaware TCC or Merger Sub,(ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any lien, charge, security interest or encumbrance upon any of the properties or assets of Delaware TCC or Merger Sub under, any of the terms, conditions or provisions of, any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be bound or subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, losses or other such events as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Delaware TCC, or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or any federal, state or local administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to Delaware TCC or any of its Subsidiaries or by which or to which any of their respective properties or assets is bound or subject ("Applicable Laws"), except for such violations as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Delaware TCC. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Delaware TCC or Merger Sub in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by Delaware TCC or Merger Sub or the consummation of the transactions contemplated hereby or thereby, except for applicable requirements, if any, of the HSR Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or blue sky laws.

    Section 5.2 REPRESENTATIONS AND WARRANTIES OF TEXAS TCC. Texas TCC hereby represents and warrants to Delaware TCC that:

         (a) ORGANIZATION, STANDING AND POWER. Texas TCC is a close corporation duly incorporated, validly existing and in good standing under the laws of the state of Texas and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify or be in good standing, either singly or in the aggregate, would have a Material Adverse Effect with respect to Texas TCC. Texas TCC has the corporate power to carry on its business as it is now being conducted.

         (b) CAPITALIZATION. The authorized capital stock of Texas TCC consists of (i) 3,366 shares of Class A Common Stock, par value $0.01 per share,
(ii) 2,244 shares of Class B Common Stock, par value $0.01 per share,
(iii) 4,197 shares of Class C Common Stock, par $0.01 value per share, (iv) 390 shares of Class D Common Stock, par value $0.01 per share and (v) 100,000 shares of Texas TCC Class E Common Stock, par value $0.01 per share. All of the outstanding shares of Texas TCC Capital Stock have been validly issued and are fully paid and nonassessable. Except for Texas TCC's obligations under the Assumed Option Plan and in connection with the Doppelt Acquisition, there are no options, warrants, calls, rights, commitments or agreements of any character to which Texas TCC or any of its Subsidiaries is a party or by which any of them is bound obligating Texas TCC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Texas TCC or any of its Subsidiaries, or obligating Texas TCC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in the Texas TCC Shareholders Agreement, there are no outstanding contractual rights or obligations of Texas TCC or any Subsidiary to repurchase, redeem or otherwise acquire capital stock of, or any equity interest in, Texas TCC or any of its Subsidiaries. All of the issued and outstanding shares of capital stock of each Subsidiary of Texas TCC are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

         (c) AUTHORITY. Texas TCC has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to be executed by it in accordance herewith, and to consummate the transactions contemplated hereby or thereby. The execution and delivery by Texas TCC of this Agreement and the other Transaction Documents to which Texas TCC is to be a party, and the consummation by Texas TCC of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Texas TCC, except for the Shareholder Approval. This Agreement has been, and at Closing each of the other Transaction Documents to which Texas TCC is to be a party will be, duly executed and delivered by Texas TCC, and this Agreement constitutes, and upon execution and delivery thereof by Texas TCC, the other Transaction Documents to which Texas TCC is to be a party will constitute, the valid and binding obligation of Texas TCC, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (d) NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Except as disclosed on SCHEDULE 5.2(D), the execution and delivery by Texas TCC of this Agreement and the other Transaction Documents do not, and the performance by Texas TCC of the transactions contemplated hereby or thereby will not, subject to making the filings and obtaining the consents, approvals, authorizations and permits described below, (i) violate, conflict with, or result in any breach of any provision of the articles of incorporation or bylaws of Texas TCC, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any lien, charge, security interest or encumbrance upon any of the properties or assets of Texas TCC or any of its Subsidiaries under, any of the terms, conditions, or provisions of, any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be bound or subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, losses or other such events as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Texas TCC, or (iii) violate any Applicable
Laws, except for such violations as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Texas TCC. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Texas TCC in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by Texas TCC or the consummation of the transactions contemplated hereby or thereby, except for applicable requirements, if any, of the HSR Act, the Securities
Act, the Exchange Act, and state securities or blue sky laws.


                                      ARTICLE VI

                                 CONDITIONS PRECEDENT

    Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Effective Time of the following conditions:

         (a) CONSENTS AND APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

         (c) NO ACTION. No action shall have been taken nor any statute, rule or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated by this Agreement illegal.

         (d) INITIAL PUBLIC OFFERING. The Registration Statement shall have been declared effective by the Securities and Exchange Commission, the Underwriting Agreement shall have been entered into and all of the conditions required pursuant to the Underwriting Agreement for the consummation of the Initial Public Offering shall have been satisfied or waived simultaneously with or prior to the Merger.

         (e) SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.

         (f) STOCKHOLDERS AGREEMENT. A fully executed copy of the Stockholders Agreement shall have been delivered to each of the parties hereto.


         (g) CONSENT. Trammell Crow Residential Company shall have consented to the execution of the License Agreement by Crow Family and Delaware TCC prior to the time that the Registration Statement is filed with the Securities and Exchange Commission.

    Section 6.2 CONDITIONS TO OBLIGATION OF TEXAS TCC. The obligation of Texas TCC to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Texas TCC:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Delaware TCC and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS. Each of Delaware TCC and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date.

         (c) CLOSING DELIVERIES. All documents and instruments required to be delivered, and all actions required to be taken, by the parties hereto other than Texas TCC pursuant to Article IV shall have been delivered or taken.

    Section 6.3    CONDITIONS TO OBLIGATIONS OF DELAWARE TCC AND MERGER SUB.
The obligation of Delaware TCC and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Delaware TCC and Merger Sub.

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Texas TCC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS. Texas TCC shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

         (c) CLOSING DELIVERIES. All documents and instruments required to be delivered, and all actions required to be taken, by the parties hereto other than Delaware TCC or Merger Sub pursuant to Article IV shall have been delivered or taken.


                                     ARTICLE VII

                          TERMINATION, AMENDMENT AND WAIVER

    Section 7.1    TERMINATION.  This Agreement may be terminated prior to the
Closing:

         (a)  by mutual consent of Delaware TCC and Texas TCC;

         (b)  by either of Delaware TCC or Texas TCC;

              (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

              (ii) if the Closing shall not have occurred by 5:00 p.m., Dallas, Texas time on March 31, 1998; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

         (c)  by Delaware TCC:

              (i) if there shall have been any material breach of any representation or warranty or any material breach of any covenant or agreement set forth in this Agreement on the part of any other party to this Agreement, which breach shall not have been cured within 20 days following receipt by the breaching party of written notice of such breach; or

              (ii) if any other party to this Agreement other than Merger Sub shall fail to perform any of their respective obligations set forth in Article IV; or

         (d)  by Texas TCC:

              (i) if there shall have been any material breach of any representation or warranty or any material breach of any covenant or agreement set forth in this Agreement on the part of any other party to this Agreement, which breach shall not have been cured within 20 days following receipt by the breaching party of written notice of such breach; or

              (ii) if any other party to this Agreement shall fail to perform any of their respective obligations set forth in Article IV.

The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party, or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives, whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other parties hereto who have the right to terminate this Agreement.

    Section 7.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement as provided above, there shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers), except for liability arising out of a breach of this Agreement.


                                     ARTICLE VIII

                              MISCELLANEOUS AND GENERAL

    Section 8.1 PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

    Section 8.2 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided, however, that any of the provisions of this Agreement other than those contained in Articles III or IV may be amended by an instrument in writing signed by both Delaware TCC and Texas TCC, and such amendment shall be binding on the other parties hereto.

    Section 8.3 WAIVER OF COMPLIANCE. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

    Section 8.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to Delaware TCC, to

              c/o Crow Family Partnership, L.P.
              3200 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201
              Attention:  Susan T. Groenteman

              with a copy to:

              Mr. Irwin Sentilles
              Gibson, Dunn & Crutcher LLP
              1717 Main Street
              Dallas, Texas  75201

         (b)  If to the Texas TCC, to

              Trammell Crow Company
              3400 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201
              Attention:  Chief Executive Officer

              with a copy to:

              Mr. Derek R. McClain
              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201-2975

    Section 8.6 INTERPRETATION. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER," and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "THIS SECTION" and "THIS SUBSECTION" and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 8.7 ENTIRE AGREEMENT. This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements or covenants other than those expressly set forth in this Agreement.

    Section 8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE DGCL IS REQUIRED TO GOVERN THE MERGER, IN WHICH CASE THE DGCL SHALL GOVERN.

    Section 8.9 FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such actions.

    Section 8.10 SPECIFIC PERFORMANCE. The parties acknowledge and agree that the breach of the provisions of this Agreement by Delaware TCC or Merger Sub on the one hand, or Texas TCC or any of the Shareholders on the other hand, could not be adequately compensated with monetary damages and would irreparably damage the other party or parties hereto, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and each of the parties hereto hereby waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

    Section 8.11 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party in respect thereof, each of the representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall terminate on the Closing Date. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are performable after the Closing, each of the covenants and agreements contained in this Agreement shall surviving the Closing indefinitely.

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

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                                     -22-

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto or by their duly authorized officers on the date first hereinabove written.

                             TRAMMELL CROW COMPANY,
                             a Texas close corporation



                             By:    /s/ RICHARD H. COE
                                -------------------------------------
                             Name:  Richard H. Coe
                                  -----------------------------------
                             Title: Executive Vice President
                                   ----------------------------------



                             TRAMMEL CROW COMPANY,
                             a Delaware corporation



                             By:     /s/ WILLIAM P. LEISER
                                -------------------------------------
                             Name:   William P. Leiser
                                  -----------------------------------
                             Title:  Vice President
                                   ----------------------------------



                             TCC MERGER SUB, INC.,
                             a Delaware corporation



                             By:     /s/ WILLIAM P. LEISER
                                -------------------------------------
                             Name:   William P. Leiser
                                  -----------------------------------
                             Title:  Vice President
                                   ----------------------------------

                             CROW FAMILY PARTNERSHIP, L.P.,
                             By: Crow Family, Inc.,  its general partner



                             By:     /s/ ANTHONY W. DONA
                                -------------------------------------
                             Name:   Anthony W. Dona
                                  -----------------------------------
                             Title:  Executive Vice President
                                   ----------------------------------



                             /s/ J. McDONALD WILLIAMS
                             -----------------------------------------
                             J. McDonald Williams


                                     S-2